Exhibit 10.10
SUBCONTRACT AGREEMENT
BETWEEN

BUYER	AND	SELLER
Computer Sciences Corporation		Gulfstream International Airlines, Inc
6500 West Freeway, Suite 800		3201 Griffin Road, 4th Floor,
Ft Worth, TX 76116		Ft. Lauderdale, Fl 33312
Attn: Mr. David F. Hackett

Subcontract Number	05-C-1277-03
Subcontract Type	Firm Fixed-Price (Award Fee-Incentive Fee)
Period of Performance	1 Apr 2006 — 31 Mar 2008
Place of Performance	PBI & Andros Island, Bahamas
Total Subcontract Value	$[*]
*Funding Limitation	$[*]
CSC Contracts Manager	Kay S. Diekemper
CSC Technical Monitor	James Peterson
Prime Contract Number	N66604-05-C-1277
DPAS Priority Rating	DO-S10
Security Classification	UNCLASSIFIED
Seller Business Size	Lame
FOB	Destination
This Subcontract Agreement consists of this signature page and the following sections marked with an X:
☑	Part I. Schedule

☑	Part II. General Provisions

☑	Part III. Government Provisions

*	Part IV. Supplemental Provisions

☑	Part V. Statement of Work/Specification

☑	Part VI. Attachments, numbered 1 through *, inclusive
This Subcontract Agreement may be referred to in this document as “Agreement”, “Contract” or “Subcontract”.
IN WITNESS WHEREOF THE PARTIES HERETO HAVE EXECUTED THIS CONTRACT AGREEMENT AS OF THE DATES SET FORTH BELOW:
Subcontract Number 05-C-1277-03
Gulfstream International Airlines, Inc.

Gulfstream International Airlines, Inc.		CSC Applied Technologies LLC

/s/ David F. Hackett		/s/ Timothy W. Legel

Typed Name:	David F. Hackett	Typed Name:	Timothy W. Legel

Title: President		Title: Vice President
Subcontract Number 05-C-1277-03
Gulfstream International Airlines, Inc.

TABLE OF CONTENTS
PART I — SCHEDULE
1. PRICES
2. CONTRACT OPTIONS
3. COMMENCEMENT OF PERFORMANCE
4. PURCHASE / LEASE OF BEECHCRAFT 1900D
5. DESIGNATION OF REPRESENTATIVES
6. TECHNICAL SURVEILLANCE
7. LIMITATION OF OBLIGATION
8. TIME IS OF THE ESSENCE
9. TYPE OF SUBCONTRACT
10. SUBCONTRACT PERIOD OF PERFORMANCE
11. REDEFINITION OF TERMS
PART II — GENERAL PROVISIONS
1. SUPPLIES/SERVICES TO BE PERFORMED
2. PRIORITY RATING FOR NATIONAL DEFENSE USE
3. SELLER PERSONNEL
4. INVOICE INSTRUCTIONS
5. SELLER’S RELATIONSHIP WITH THE UNITED STATES GOVERNMENT
6. DISCLOSURE
7. ACCEPTANCE OF DELIVERIES
8. PRICE WARRANTY
9. TERMINATION
10. STOP WORK ORDER
11. TERMINATION FOR DEFAULT
12. INDEMNITY
13. INSURANCE
14. DISPUTES
15. NOTICE TO CSC OF DELAYS
16. GOVERNMENT PROVISIONS
17. PROCURMENT INTEGRITY
18. ASSIGNMENT
19. MODIFICATION/WAIVER
20. NOTICES
21. SEVERABILITY
22. FORCE MAJEUR
23. ORDER OF PRECEDENCE
24. CHOICE OF LAW
25. SELLER FINANCIAL CLOSEOUT
26. USE OF ELECTRONIC MEDIA
27. ACCEPTANCE
28. COMPLETE AGREEMENT
29. CSC / GULFSTREAM ADDITIONAL RESPONSIBILITIES
30. PERFORMANCE PENALTIES AND INCENTIVES
Subcontract Number 05-C-1277-03
Gulfstream International Airlines, Inc.

PART III — GOVERNMENT PROVISIONS
52.219-8 Utilization of Small Business Concerns
52.222-26 Equal Employment Opportunity
52.222-35 Equal Opportunity for Special Disabled Veterans, Veterans of the Vietnam Era, and other Eligible Veterans
52.222-36 Affirmative Action for Workers with Disabilities
52.247-64 Preference for Privately Owned U.S.-Flag Commercial Vessels
52.249-2 Termination for Convenience of the Government (Fixed-Price)
52.249-14 Excusable Delays
PART IV — SUPPLEMENTAL TERMS
1. INCORPORATION OF SELLER’S PROPOSAL
PART V — STATEMENT OF WORK/SPECIFICATION
PART VI — ATTACHMENTS
1. NONDISCLOSURE AGREEMENT
2. SELLER’S REPRESENTATIONS AND CERTIFICATIONS
3. CSC CODE OF ETHICS
Subcontract Number 05-C-1277-03
Gulfstream International Airlines, Inc.

PART I — SCHEDULE
1.	PRICES

a.	Seller shall be paid the fixed prices specified below, in for the item(s) and/or services listed upon satisfactory completion and/or delivery and CSC’s acceptance of said item(s) and/or services.

[*]

b.	Additional flights excess of the base 15 weekly round trips shall be invoiced at the following block hour rates (all additional flights shall include a return to the origin point such as PBI or FLL):

[*]

c.	When conditions exist that preclude Gulfstream from operating at near passenger capacity and when aircraft that are equipped with anti-skid are not available, Gulfstream may provide other suitable aircraft with the ability to land safely on Andros Island with the designated cargo. [*]

d.	Except as may be otherwise provided in this Subcontract, the prices set forth in the Subcontract include all applicable Federal, State, and Local taxes, freight and/or delivery charges.

2.	CONTRACT OPTIONS

(a)	Buyer may unilaterally exercise the option item(s) specified above by giving written notice to the Seller in the form of a purchase order which references this Agreement prior to contract expiration; provided that the Buyer has given Seller preliminary notice of the Buyer’s intent to extend at least 60 days before the Agreement expires. The preliminary notice does not commit Buyer to an extension.

(b)	Should Buyer exercise an option(s) hereunder, all contractual terms or conditions in force shall apply during the option period(s).

(c)	The Buyer may require the Subcontractor to continue to perform the services as required by this subcontract on the same terms and conditions, except as otherwise noted in this clause, for one month or any combination of successive months not to exceed a total of six (6) calendar months following the expiration of the subcontract period. The Buyer will furnish written notice to the Subcontractor at least 7 days before this subcontract or any extension thereof is to expire; provided however, that any extensions of services pursuant to this clause shall be for one or more calendar months. The price of services of each calendar month shall be the established prices set forth in the schedule.

(d)	CSC may require the subcontractor to provide additional services on an as needed basis at the prices set forth in the schedule. The request for additional flights shall be made at
Subcontract Number 05-C-1277-03
Gulfstream International Airlines, Inc.

least 24 hours in advance in the form of an e-mail between CSC and Gulfstream. CSC shall provide a modification to the current year’s purchase order within 3 day’s after the notification increasing the firm fixed price and limitation of obligation.
3. COMMENCEMENT OF PERFORMANCE
The period of performance set forth in Part 1 Article 1 is contingent upon the Seller receiving a certificate from the AMC Commercial Air Review Board (CARB). Failure to receive this certification shall not constitute a default under the default provision set forth herein. The Buyer and Seller shall jointly determine the time for commencement of services under this contract subsequent to the Seller receiving the required certification.
4. PURCHASE LEASE OF BEACHCRAFT 1900D
Seller shall in good faith negotiate with CSC the PURCHASE or Lease of One or both Beechcraft 1900Ds for a period of one or more years, at a cost not to exceed the Depreciation & Insurance cost.
5. DESIGNATION OF REPRESENTATIVES
(a)	Seller hereby designates Thomas P. Cooper as its contractual representative to receive and give all contractual directives from Buyer concerning work to be performed. Substitution of the contractual representatives is subject to the approval of the Buyer. Seller shall notify Buyer in writing in advance of any substitution. Notices required to be given by Seller under this Subcontract shall be effective only if given to Buyer by Seller’s representatives designated in this paragraph, or their approved successors.
     (b) Buyer hereby designates CSC-AUTEC Contracts Manager as its contractual representative to receive and give all contractual notices required under this Subcontract and to transmit contractual directives to Seller concerning work to be performed. Buyer may change its representative on written notice to Seller, and Buyer’s representative may delegate his or her authority in writing to officers and employees of Buyer. Seller shall take no direction hereunder from anyone other than the designated representative(s) of Buyer, pursuant to this paragraph.
     (c) Buyer hereby designates the CSC Air Operations Manager as the Technical Representative for issues associated with the daily operations. The name of the Technical representative will be provided under written correspondence. Buyer may change its representative on written notice to Seller. The Technical Representative does not have authority to direct, change the scope, schedule, or cost of performance of this subcontract.
6. TECHNICAL SURVEILLANCE
     The CSC Technical Monitor is designated on the Signature Page of this Agreement. The performance of the work required under this Agreement shall be subject to the technical surveillance of CSC’s Technical Monitor or such other person(s) (e.g., the Associate Technical Monitor for a specific delivery order) as may be designated in writing by the Contracts Manager
Subcontract Number 05-C-1277-03
Gulfstream International Airlines, Inc.

named herein. The Seller hereby agrees to permit CSC employees who are assigned to this program to confer with those employees designated by the Seller and assigned hereto, provided such actions are not unreasonable and will not interfere with the progress of the work. Any technical direction that may be given by any such employees with actual or potential impact on cost, schedule, or deliverables should be reported immediately, in writing to the CSC Contracts Manager and must be authorized by CSC in writing or other reasonable means dictated by the situation prior to implementing such direction.
7. LIMITATION OF OBLIGATION
The amount hereby allotted to cover performance of this Agreement is [*], which is estimated to permit performance through 3-31-07. Any work performed in excess of the stated maximum amount shall be at the Seller’s risk.
8. TIME IS OF THE ESSENCE
Time is of the essence in the performance of this Subcontract. Failure to perform in accordance with stated schedules may be grounds for termination for default.
If the Seller fails to deliver the supplies or perform the services within the time period specified in and according to the terms of this Agreement, the Seller shall, in place of actual damages, pay to the Buyer liquidated damages of $[*]/flight delay greater than 15 minutes from schedule departure and $[*] per calendar day of nonperformance not to exceed a maximum of 90 days. If the Buyer terminates this Agreement in whole or in part under the Default clause of this Agreement, the Seller is liable for liquidated damages accruing until the Buyer reasonably obtains delivery or performance of similar supplies or services. These liquidated damages are in addition to the excess costs of reprocurement under the Default clause. The Seller will not be charged with liquidated damages when the delay in delivery or performance is beyond the control and without the fault or negligence of the Seller as defined in the default clause.
9. TYPE OF SUBCONTRACT
The Subcontract awarded hereunder is a ☑ Firm Fixed Price ☐ Firm Fixed Price LOE (term) Subcontract.
10. SUBCONTRACT PERIOD OF PERFORMANCE
All work under this Subcontract is to be performed from the effective date of this subcontract through 31 March 2008. Extensions of the period of performance through the exercise of an option shall be governed by the section of the subcontract entitled “Contract Options”.
11. REDEFINITION OF TERMS
Wherever necessary to make the context of clauses and terms and conditions set forth herein and applicable to this subcontract, the terms “Government,” “Contracting Officer,” and equivalent phrases shall mean Computer Sciences Corporation (“CSC”) except the terms “Government” and “Contracting Officer” do not change: (1) in the phrases “Government Property,” and
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Gulfstream International Airlines, Inc.

“Government-Owned Equipment;” (2) when a right, act, authorization, or obligation can be granted or performed only by the Government or the Prime Contract Contracting Officer or her/his duly authorized representative; (3) when access to proprietary financial information of other proprietary data is required; (4) when title to property is to be transferred directly to the Government; or (5) where specifically modified as noted elsewhere in this Subcontract.
Subcontract Number 05-C-1277-03
Gulfstream International Airlines, Inc.

PART II — GENERAL PROVISIONS — FIXED PRICE
1.	SUPPLIES/SERVICES TO BE FURNISHED

(a)	The Seller shall, except as otherwise provided, furnish the personnel, materials, equipment, and property necessary to perform the work identified in the Statement of Work/Specification, Part V of this Agreement.

(b)	For “Seller Site” work, the Seller is expected to furnish all typical supplies and services routinely required in the industry for the same or similar work. This specifically includes, but is not limited to, telephones, faxes, personal computers, ordinary business software, and other office furniture, supplies, and services, normal copying and reproduction costs.

(c)	For “Customer Site” work, the Seller shall be required to furnish only the workers; the Customer will furnish office space and associated furniture, equipment, etc. Gulfstream will not have access to CSC Computers. Gulfstream will provide a workstation to submit flight schedules and Advanced Passenger Information Service Data. Gulfstream will also certify scales located at 1624 Perimeter Rd. that will be used for baggage and passenger weight certification.

2.	PRIORITY RATING FOR NATIONAL DEFENSE USE
If this Agreement is rated under the Defense Priorities and Allocations System (DPAS) (15 CFR 350), as indicated on the Signature Page hereof, Seller must follow all the requirements of this regulation.
3.	SELLER PERSONNEL

(a)	Seller shall not directly solicit employees of CSC or CSC’s client other than those currently performing the work in Air Operations to undertake employment with it, its parent company, or any subsidiary company or any affiliated company during the performance of this Subcontract and for a period of one year thereafter. Direct solicitation does not include advertisements in the general media and, except to the extent that an individual was specifically encouraged to respond to such advertisements, there shall be no restrictions on the hiring of individual so responding.

(b)	Seller’s association with CSC is that of an independent contractor, and both Seller and CSC disclaim any desire or intention to create an employer-employee relationship between Seller’s employees and CSC. No employee of Seller shall have any entitlement to benefits provided by CSC to its own employees. In addition, this Subcontract shall not constitute, give effect to or otherwise imply a joint venture, partnership or business organization of any kind. Seller is an independent party and shall not act as an agent of CSC for any purpose.

(d)	Seller is prohibited from lower-tier subcontracting without CSC’s prior written approval. Seller may procure services from those affiliates of Gulfstream Airlines, Inc. who are
Subcontract Number 05-C-1277-03
Gulfstream International Airlines, Inc.

wholly owned by the common parent and who also possess AMC Commercial Air Review Board (CARB) certification for operations supporting DoD

4.	INVOICE INSTRUCTIONS

(a)	CSC shall pay upon submission of proper invoices or vouchers, the prices specified in Section I of this Agreement for items or services delivered and accepted, less any proper deductions or set-offs, in accordance with the Price & Payment Schedule in to this Agreement. Unless otherwise specified, payment will not be made on partial deliveries. Invoices may be submitted no more frequently than every two weeks.

(b)	Invoices shall be submitted in triplicate and shall contain the following information: This Agreement Number, item number, description of item/services, unit prices and extended totals. All invoices submitted shall be signed and approved by an authorized official of the Seller, who shall certify that the invoiced amounts are accurate and that the Seller has complied with all requirements of this Subcontract, and that CSC has accepted the items or services for which payment is requested and has in its possession, records for all amounts for which payment is requested.

(c)	All invoices shall be sent to the following address:

CSC Applied Technologies LLC 801 Clematis Street West Palm Beach, FL 33401-5106 Attn: Accounts Payable

A copy of invoices or vouchers shall be sent to the CSC Air Operations Manager and the CSC-AUTEC Contract Manager.

(d)	At any time before three years after final payment under this contract, CSC may request audit of the invoices and substantiating material, including evidence of actual payment and/or individual daily job timecards or such other substantiation approved by CSC. Each payment previously made shall be subject to reduction to the extent of amounts on preceding invoices that are found by CSC not to have been properly payable. Such payments shall also be subject to reduction for overpayments or to increase for underpayments.

(e)	Payment shall be made net Thirty (30) days after submission of proper invoices. The due date for making payments is the 30th day after the office designated to receive a proper invoice from the subcontractor. If this office fails to annotate the invoice with the actual date of receipt at the time of receipt, the invoice payment due date is the 30th day after the date of the Subcontractor’s invoice, provided the designated office receives a proper invoice and there is no disagreement over quantity, quality, or compliance with contract requirements. Interest will be calculated from the day after the payment due date through the payment date at the prime interest rate in effect on the day after the payment due date. Interest penalties shall accrue from the date payment was due to the date payment was made to the Subcontractor. Date of payment is considered to be the date of the check plus
Subcontract Number 05-C-1277-03
Gulfstream International Airlines, Inc.

5 days mailing time. If by electronic means, the date of payment shall be the date of the transfer.

5.	SELLER’S RELATIONSHIP WITH THE UNITED STATES GOVERNMENT

(a)	The Seller acknowledges that Buyer is the prime contractor with the Government and has the responsibility for performance of all obligations under the Prime Contract.

(b)	While verbal communications between the Government and those employees of the Seller specifically authorized by the Buyer’s representative may be required for performance of work hereunder, Seller shall report to Buyer any written communications from the Government to Seller concerning this Subcontract or the Prime Contract. Seller also agrees that it will submit no written or oral report, analysis, study, summary of other work product or draft under this subcontract to the Government or to any other party unless directed to do so by the Buyer. All such reports, analysis, studies, summaries, and other work products shall be submitted to the Buyer. In the event that any representative of the Government or of any other party requests delivery of work product from the Seller or requests the opportunity to review work product which has not yet been submitted to the Buyer, Seller shall immediately report such request to Buyer and shall take no action unless instructed to do so by the Buyer.

(c)	Any communication between the Government and the Seller shall in no way relieve the Seller of any obligation or responsibility it may otherwise have hereunder.

6.	DISCLOSURE

(a)	Seller and its employees shall preserve as confidential all information pertaining to CSC’s or its customer’s business and all technical and proprietary information obtained from CSC in the performance of this Agreement to the extent that such information is not known or available to Seller or its employees from sources other than CSC. In the event that a Nondisclosure Agreement has been attached to this Subcontract and a conflict arises between this article and the terms of the Nondisclosure Agreement, the terms of the Nondisclosure Agreement shall prevail.

(b)	No release of any information, or confirmation or denial of the same, with respect to this Subcontract or subject matter thereof, will be made without the prior written approval of CSC. This includes, but is not limited to, advertisements, brochures, and press statements. Any information submitted for approval of release to the public in accordance with the “National Industrial Security Programs Operation Manual (NISPOM) (DOD 5220.22-17) shall be submitted through CSC.

(c)	The Seller agrees to enter into a written agreement with all companies whose proprietary data the Seller will have access to that states Seller will protect such data from unauthorized use or disclosure as long as it remains proprietary. The Seller agrees to protect and safeguard the proprietary data of business/commercial/non-profit organizations wherein said proprietary data has been and available to the Seller either
Subcontract Number 05-C-1277-03
Gulfstream International Airlines, Inc.

directly or indirectly in the performance of this Subcontract, with the same caution that a reasonable prudent Seller would use to safeguard highly valuable property.

7.	ACCEPTANCE OF DELIVERIES
Acceptance of all items and/or services under this agreement shall be made by the Technical Monitor or his/her designee specified in Part I of this Agreement. Inspection and acceptance shall be made in compliance with the requirements of the Statement of Work and/or Specification and of 52.246-4. The Technical Monitor may perform any tests deemed necessary to demonstrate compliance with the Statement of Work. Seller shall assist in the performance of such tests or perform the tests to the extent the Statement of Work or any provision of this Subcontract requires.
8. PRICE WARRANTY
Seller warrants that the prices stated herein represent currently established prices and are no higher than would be quoted to any other customer, including agencies of the Government, for similar items or services in like grade and quantity.
9. TERMINATION FOR CONVENIENCE
Buyer’s right to terminate this subcontract for convenience shall be limited to those instances governed by the Termination for Convenience Clause set forth in Part III of this subcontract and only to the extent necessary to comply with the Termination Notice provided by the Government to CSC. Upon receipt of a notice of termination, Buyer shall by written notice notify the Seller of the termination and provide any instructions regarding said termination as directed by the Government. Pursuant to this clause, the Seller shall submit complete termination inventory schedules no later than 60 days from the effective date of termination, unless extended in writing by the Buyer upon written request of the Seller within this 90-day period.
10. STOP WORK ORDER
Buyer may at any time, by written order to the Seller, require the Seller to stop all, or any part, of the work called for by this Subcontract for a period of up to 90 days after the stop work order is delivered to the Seller, and for any additional period to which the parties may agree. Any such order shall be specifically identified as a stop work order issued pursuant to this Section. Upon receipt of such an order, the Seller shall forthwith comply with its terms and take all reasonable steps to minimize the incurrence of costs allocable to the work covered by the order during the period of work stoppage. Within a period of 90 days after a stop work order is delivered to the Seller, or within any extension of that period to which the parties shall have agreed, Buyer shall either:
1)	cancel the stop work order,

2)	terminate the work covered by such order as provided in the Termination Clause of this Subcontract.
Subcontract Number 05-C-1277-03
Gulfstream International Airlines, Inc.

If a stop work order issued under this Section is cancelled in writing, the Seller shall resume work. If the period of the order or any extension thereto merely expires, the Seller shall contact Buyer and ask for directions before resuming work or treating the silence as a Termination. An equitable adjustment shall be made in the delivery schedule and/or contract price, or estimated cost and fixed fee (if any), and the Subcontract shall be modified in writing accordingly, if:
1)	The stop work order results in an increase in the time required for, or in the Seller’s cost properly allocable to, the performance of any part of this Subcontract, and

2)	The Seller asserts a claim for such adjustment within twenty (20) days after the end of the period of work stoppage, provided that, if Buyer decides the facts justify such action, it may receive and act upon the claim asserted before final payment.
If a stop work order is not cancelled and the work covered by such order is terminated for the convenience of Buyer and/or its prime contract sponsor, the reasonable costs resulting for the stop work order shall be allowed in accordance with the termination for Convenience Clause.
11. TERMINATION FOR DEFAULT
(a) CSC may, subject to the paragraphs below, by written notice of default to the Seller, terminate this Subcontract or any authorizing Purchase Orders in whole or in part if the Seller fails to:
1)	Deliver the supplies or perform the authorized services within the time specified in this Subcontract, Purchase Order, or any extensions thereto;

2)	Make progress, so as to endanger performance of this Subcontract and/or authorized Purchase Orders;

3)	Perform any other of its obligations of this Subcontract and/or authorized Purchase Orders; or

4)	Conduct its operations in the normal course of business (including inability to meet its obligations as they mature); or becomes insolvent or makes a general assignment for the benefit of creditors; or if any proceedings are commenced by or against the Seller under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, or liquidation law or statute; or if a trustee, receiver, liquidator, or conservator for the Seller is applied for or appointed.
(b)	CSC’s right to terminate this Subcontract and authorized Purchase Orders, pursuant to a) above may be exercised if the Seller does not cure such failure within 10 calendar days (or more if authorized in writing by CSC) after receipt of written notice from the CSC-AUTEC Contracts Manager specifying the failure.
Subcontract Number 05-C-1277-03
Gulfstream International Airlines, Inc.

(c)	If CSC terminates this Subcontract or any authorized Purchase Orders, in whole or in part, it may acquire, under the terms and in the manner CSC considers appropriate, supplies or services similar to, those terminated, and the Seller may be liable to CSC for all excess costs for those supplies or services in accordance with Part I, Article 8. However, the Seller shall continue the work not terminated.

(d)	Except for defaults of its subcontractors at any tier, the Seller shall not be liable for any excess costs if the failure to perform the contract arises from causes beyond the control and without the fault or negligence of the Seller. If the failure to perform is caused by the default of any subcontractor of Seller at any tier, and if the cause of default is beyond the control of both the Seller and subcontractor, and without the fault or negligence of either, the Seller shall not be liable for any excess costs for failure to perform, unless the subcontracted supplies or services were obtainable from other sources in sufficient time for the Seller to meet the required delivery schedule.

(e)	If this Subcontract or any authorized Purchase Orders is terminated for default, CSC may require the Seller to transfer title and deliver to the Customer or CSC, as directed by CSC’s AUTEC, Subcontracts Administrator, any (1) completed supplies, and (2) partially completed supplies and materials, parts, tools, dies, jigs, fixtures, plans, drawings, information, and contract rights (collectively referred to as “manufacturing materials” in this clause) that the Seller has specifically produced, configured or acquired for the terminated portion of this Subcontract. Upon direction of CSC, the Seller shall also protect and preserve property in its possession in which CSC has a security interest.

(f)	CSC shall pay the Subcontract price for services performed and accepted. The Seller and CSC shall agree on the amount of payment for the protection and preservation of the property. Failure to agree will be a dispute under the Disputes Clause. CSC may withhold from these amounts a sum CSC’s AUTEC Contracts Manager determines to be necessary to protect CSC against loss or liability.

(g)	The rights and remedies of CSC in this clause are in addition to any other rights and remedies provided by law or under this Subcontract.

12.	INDEMNITY

(a)	SELLER AGREES TO INDEMNIFY, HOLD HARMLESS, AND DEFEND CSC, ITS AGENTS, EMPLOYEES, OFFICERS, DIRECTORS, AND CLIENTS FROM ANY AND ALL COSTS AND EXPENSES, INCLUDING ATTORNEY’S FEES, THAT CSC MAY PAY OR BECOME OBLIGATED TO PAY, ON ACCOUNT OF ANY, ALL, AND EVERY DEMAND OR CLAIM, OR ASSERTION OF LIABILITY ARISING, OR ALLEGED TO HAVE ARISEN, OUT OF (1) SELLER’S BREACH OF ANY EXPRESSED OR IMPLIED WARRANTY; (2) SELLER’S BREACH OF CONTRACT; (3) THE NEGLIGENT OR DELIBERATE ACTS AND/OR OMISSIONS OF SELLER OR ITS AGENTS, EMPLOYEES, OFFICERS, OR DIRECTORS; (4) SELLER’S FAILURE TO COMPLY WITH THE “TRUTH IN NEGOTIATIONS ACT”; (5) SELLER’S OR SELLER’S SUBCONTRACTORS’ LIABILITIES FOR UNPAID WAGES AND
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Gulfstream International Airlines, Inc.

LIQUIDATED DAMAGES UNDER THE CLAUSE OF THIS AGREEMENT ENTITLED “CONTRACT WORK HOURS AND SAFETY STANDARDS ACT-OVER-TIME COMPENSATION”; (6) ANY AND ALL ACTIONS OR PROCEEDINGS CHARGING INFRINGEMENT OF ANY PATENT, TRADEMARK, COPYRIGHT, OR MASK WORK BY REASON OF SALE OR USE OF ANY ITEMS OR SERVICES FURNISHED HEREUNDER; OR (7) BODILY INJURY TO OR DAMAGE TO PROPERTY OF ANY PERSON, INCLUDING SELLER’S OR SELLER’S SUBCONTRACTORS’ EMPLOYEES, ARISING OUT OF PERFORMANCE OF ANY WORK HEREUNDER, INCLUDING SELLER’S USE OF CSC’S PREMISES OR EQUIPMENT.

(b)	If the Seller’s liability shall arise by reason of the negligence of CSC or CSC’s agents, employees, officers, and directors or by reason of specific compliance with detailed instruction of CSC, Seller shall not be liable under the provisions of this clause except to the extent of Seller’s contributory negligence. CSC agrees to provide Seller with timely notice of any potential claim covered by this clause and to provide reasonable assistance to Seller in the defense and/or settlement of such claim.

(c)	NEITHER PARTY SHALL BE LIABLE FOR LOST PROFITS, LOSS OF USE, OR INTERRUPTION OF BUSINESS, NOR FOR CONSEQUENTIAL, INDIRECT, SPECIAL, PUNITIVE, OR INCIDENTAL DAMAGES INCURRED BY THE OTHER PARTY AS A RESULT OF THIS AGREEMENT.

13.	INSURANCE

(a)	Seller will provide and maintain the following insurance, which will be primary to any insurance carried by CSC:
1)	Workers’ Compensation and Employer’s Liability. The Contractor shall comply with applicable Federal and State workers’ compensation and occupational disease statutes. If occupational diseases are not compensable under those statutes, they shall be covered under the employer’s liability section of the insurance policy. Employer’s liability coverage of at least $100,000 is required, except in States with exclusive or monopolistic funds that do not permit workers’ compensation to be written by private carriers.

2)	Aircraft Public and Passenger Liability. The Contractor shall carry aircraft public and passenger liability insurance. Coverage shall be at least $200,000 per person and $500,000 per occurrence for bodily injury, other than passenger liability, and $200,000 per occurrence for property damage. Coverage for passenger liability bodily injury shall be at least $200,000 multiplied by the number of seats or passengers, whichever is greater.
(b)	Seller agrees to provide certificates of insurance to CSC for each line of coverage. Seller may file annual certificates, covering all orders placed by CSC, in fulfillment of this requirement. Certificates shall require Seller’s insurer to give CSC thirty (30) days’ prior written notice of cancellation or material change in the policies and to waive the right of
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Gulfstream International Airlines, Inc.

subrogation against CSC or CSC’s client. Certificates will specify the contractual and additional insured requirements of paragraphs I and II above and will be mailed to the CSC-AUTEC Contracts Manager.

(c)	Seller agrees to provide required insurance allowing them to operate in and out of military airfields.

14.	DISPUTES

(a)	If a decision on any question of fact or law arising under a Government prime contract is made by the Government’s Contracting Officer and such question of fact or law is also related to this Agreement, said decision, if binding on CSC under the prime contract or higher tier subcontract, shall in turn be binding on CSC and Seller insofar as it relates to this Agreement. If CSC elects to appeal such a decision pursuant to the “Disputes” clause in the prime contract, any decision on such an appeal with respect to such question of fact or law, if binding on CSC under the prime contract shall in turn be binding on CSC and Seller insofar as it related to this Agreement. If CSC (or the prime contractor) elects not to appeal such a decision pursuant to the “Disputes” clause in the prime contract, CSC shall promptly notify Seller and Seller may exercise its rights under paragraph (e) below.

(b)	If Seller is otherwise affected by any decision made by any representative of the Government on any question of fact or law arising under the prime contract that is also related to this contract from which an appeal under the “Disputes” clause of the prime contract is not available, said decision, if binding on CSC under the prime contract or higher tier subcontract, shall in turn be binding on CSC and Seller insofar as it relates to this Agreement. If CSC or the prime contractor elects to bring suit against the Government with respect to such decision, a final judgment in any such suit, if binding on CSC under the prime contract or higher tier subcontract, shall in turn, be binding on CSC and Seller insofar as the question decided relates to this Agreement. If CSC or the prime contractor elects not to bring suit against the Government with respect to such decision, CSC shall promptly notify Seller, and Seller may exercise its rights under paragraph (e) below.

(c)	If CSC or Seller brings any such appeal or suit as allowed in paragraphs (a) and (b) above, the other party, at its own expense, shall assist in the prosecution thereof in every reasonable manner and shall be afforded reasonable opportunity to participate in the prosecution thereof to the extent such party’s interest may be affected.

(d)	If as a result of any decision or judgment that is binding on Seller and CSC, as provided above, CSC or the prime contractor is unable to obtain payment from the Government under the prime contract for, or is required to refund or credit to the Government, any amount CSC has paid Seller, Seller shall, on demand, promptly repay such amount to CSC.

(e)	Any dispute arising under this contract that is not covered by paragraph (a) or (b) above and which is not settled by agreement of the parties shall be decided by CSC. Such decision shall be reduced to writing and a copy thereof furnished to Seller. If Seller
Subcontract Number 05-C-1277-03
Gulfstream International Airlines, Inc.

disagrees with CSC’s decision, Seller shall notify CSC within thirty (30) days after receipt of such copy. In the absence of such notice, such decision shall be final. If such notice is given by Seller, Seller may proceed to have the dispute settled through appropriate legal action. If Seller proceeds with litigation and, prior to trial, one or more of the questions of fact or law become the subject of a decision covered by paragraph (a) or (b) above, such questions shall be determined in accordance with this clause and the litigation shall be terminated as to such questions.

(f)	Pending any decision, appeal, or judgment referred to in paragraph (a) or (b) above, Seller shall proceed diligently with performance of this Agreement, unless CSC otherwise specifies in writing.

(g)	The rights and obligations described in this clause shall survive completion and final payment of this Agreement.

15.	NOTICE TO CSC OF DELAYS
If Seller encounters difficulty in meeting performance requirements, anticipates difficulty in complying with this Agreement’s delivery schedule or dates, or has knowledge that any actual or potential situation is delaying or threatens to delay the timely performance of this Agreement; Seller shall immediately notify CSC in writing, giving pertinent details. This notification shall be informational only, and compliance with this provision shall not be construed as a waiver by CSC of any delivery schedule or date or of any rights or remedies provided by law or under this Agreement.
16. GOVERNMENT PROVISIONS
If this Agreement is issued under a Government prime contract, then the provisions of Part III of this Agreement shall apply. The provisions of Part III will not otherwise apply unless reference to any individual provision is made by an article in Part II of this Agreement.
17. PROCUREMENT INTEGRITY
If this Agreement is issued under a Government prime contract, Seller hereby acknowledges that it is familiar with, and will comply with, the requirements of Subsections 27(a), (b), (d) and (f) of the Office of Federal Procurement Policy Act as amended (41 U.S.C. 423, hereinafter, “The Act”) as implemented in the Federal Acquisition Regulation (FAR). Seller agrees to report to CSC any information concerning a violation or possible violation of the Act pertaining to this Agreement. Failure to comply with provisions of this clause shall be a material breach of contract by Seller.
18. ASSIGNMENT
Seller shall make no assignment of this Subcontract Agreement or monies due or to become due hereunder without the prior written permission of CSC. However, nothing contained herein will prohibit Seller from assigning monies due or to become due to a bank, trust company, or other
Subcontract Number 05-C-1277-03
Gulfstream International Airlines, Inc.

accredited financial institution, in which event a copy of each such assignment will be filed with CSC before the assignment will have any force or effect.
19. MODIFICATION/WAIVER
No modification of this Agreement (including any additional or different terms of the Seller or any increase in compensation or funds allotted) shall be binding on CSC unless agreed to in writing and signed by CSC’s AUTEC Contracts Manager. No course of dealing or failure by CSC to enforce strictly any term, right, or condition of this Agreement shall be construed as a waiver of such term, right, or condition.
20. NOTICES
Notices are required to be given in writing and shall either be hand delivered; sent by mail with return receipt requested; or transmitted by telex, facsimile, email, or cable with confirmation by postage-prepaid letter sent within five (5) days. Notices shall be effective on receipt, provided, however, that notices sent by telex, facsimile, email, or cable must be confirmed as above. Notices shall be addressed to AUTEC Contracts Manager for CSC. All notices shall be sent to the addresses on the signature page of this Agreement for CSC and Seller. Either party may change the address for notices by sending notification in writing addressed to the other party.
21. SEVERABILITY
If any provision of this Agreement is or becomes void or unenforceable by force or operation of law, the other provisions shall remain valid and enforceable.
22. FORCE MAJEURE
Neither party to this Agreement shall be considered to be in default of its obligations under this Agreement to the extent that failure to perform any such obligation arises from causes beyond the control and without the fault or negligence of the affected party. However, Seller shall not be excused for a failure to perform any obligation under this Agreement if such failure is caused by a subcontractor of Seller at any tier and the cause of such failure was not beyond the control of both the Seller and the subcontractor.
23. ORDER OF PRECEDENCE
In the event of an inconsistency in this Agreement, unless otherwise provided herein, the inconsistency shall be resolved by giving precedence in the following order as each section noted may have been modified:
(a)	Part I, Schedule

(b)	Part II, General Provisions

(c)	Part III, Government Provisions

(d)	Part IV, Supplemental Terms

(e)	Part V, Statement of Work

(f)	Part VI, Attachments
Subcontract Number 05-C-1277-03
Gulfstream International Airlines, Inc.

24. CHOICE OF LAW
This Agreement and performance hereunder shall be interpreted in accordance with, and governed by, the substantive laws of the State of FLORIDA except for that body of law commonly referred to as Conflict of Laws. Provided, however, that if this Agreement is issued under a Government prime contract and where federal contract law exists on substantive matters requiring construction under this Agreement, such matters shall be construed in accordance with the applicable federal law. The United Nations Convention for the International Sale of Goods is expressly excluded from this Agreement, and shall have no force or effect on the parties.
25. SELLER FINANCIAL CLOSEOUT
After completion of Purchase Orders, Subcontract CLIN, or completion of the entire Subcontract, whichever occurs first, the Seller will prepare its final invoice for submission to CSC for the completed item(s). The invoice shall be submitted to CSC within one (1) year of the completion of the item(s). Invoices submitted/received on a date one year or later after completion of the Purchase Order, Subcontract CLIN or Subcontract, shall be rejected and returned, based upon the expiration of funds within CSC’s payment system.
26. USE OF ELECTRONIC COMMUNICATION MEDIA
For the purpose of this article, “electronic communication media” include but are not limited to: email; Lotus Notes; the Internet/WWW; CSC and client intranets; electronic portals; facsimile; telephone; cell phone; voice mail; and other CSC or client-supported computing and communication resources for access to and use of internal and/or external host resources and public networks, as well as storage media.
The Seller agrees that all CSC owned, leased, or sponsored electronic communication media, as well as the supporting systems and all data stored or transmitted on them will be used or viewed by Seller personnel in a professional and responsible manner, with proper security measures, for the performance of this Subcontract agreement only. The Seller further agrees that it and its personnel will not: use electronic communication media to send, peruse, store, transmit, or further distribute information, whether audio, visual, or verbal, that may be considered offensive or disruptive; disclose without authorization any CSC, CSC client, or CSC business partner proprietary or confidential information via electronic communication media; place in or transfer over electronic communication media any US Government restricted data or classified information; and/or disrupt software or system performance or intentionally develop, produce, transmit, introduce, or forward computer viruses or any other processes that are designed to interrupt or otherwise have a negative impact on electronic communication media.
The Seller and its personnel acknowledge that neither it nor they have any expectation of electronic communication media privacy. CSC reserves the right to monitor electronic communications media at any time, as well as the right to retrieve, read, copy, download, and save any information composed, sent, received, or stored in or over electronic communications media.
27. ACCEPTANCE
Subcontract Number 05-C-1277-03
Gulfstream International Airlines, Inc.

This Agreement becomes a binding contract, subject to the terms and conditions hereof, when seasonably accepted by acknowledgment or commencement of performance. Acceptance is strictly limited to the terms of CSC’s subcontract.
28. COMPLETE AGREEMENT
The Agreement is the complete and exclusive statement of the terms of the agreement between Seller and CSC and supersedes in its entirety any previous understandings, writings, proposals, or other documents between the parties, whether oral or written.
29.	CSC / GULFSTREAM ADDITIONAL RESPONSIBILITIES

a.	CSC shall retain responsibilities for all APHIS fees. AFHIS fees include USDA Fees

b.	CSC will continue to operate the PBI and Andros Island passenger check in Terminal with our own Passenger Service Representatives, AUTEC Security personnel for 100% passenger and baggage screening, and provide cargo and baggage loading and unloading.

c.	CSC Passenger Service Representatives will prepare passenger rosters, check for appropriate Passports and/or required Citizenship documentation, prepare appropriate Customs and Immigration documents, collect passenger and cargo weight information, and collect and pay any applicable Bahamian Departure taxes for those AUTEC personnel not qualifying for that exemption.

d.	CSC has available, time and operational conditions permitting, at the AUTEC base near Andros Town, U.S. certified A & P mechanics that may be able to aid in maintenance troubleshooting and/or minor repairs. Any such aid is voluntary and CSC may expect reimbursement if during duty hours.

e.	Due to the austere Andros environment, CSC will endeavor to provide reimbursable support to aircrew and repair personnel should that become a necessity.

f.	Should Gulfstream Airlines desire to lease any of the AUTEC PBI Terminal hangar, maintenance shops and administrative facilities, we will endeavor to make those facilities available at comparable prevailing lease rates.

g.	CSC would expect that Gulfstream Airlines would consider employing, pilots, administrative and maintenance personnel displaced from CSC’ BE-1900D Air Shuttle operation.

h.	Gulfstream agrees to work with CSC to arrange for comprehensive Hurricane Evacuation Plans. Such plans will include a provision for arranging additional aircraft as needed for accelerated passenger evacuations, and prices for such services will be arranged according to standard Gulfstream charter flight pricing.

30.	PERFORMANCE PENALTIES & INCENTIVES
Subcontract Number 05-C-1277-03
Gulfstream International Airlines, Inc.

a.	This contract is for dependable air shuttle service with at least 95% of scheduled departures no more than 15 minutes past scheduled times unless the Government or buyer is deemed at fault for the delay or the delay is deemed excusable. Measurement is of this performance criterion is on a monthly basis. Flights departing late are subject to a penalty of $[*] per late flight.

b.	Should a mechanical difficulty delay the flight, Subcontractor shall provide back up service with a similar aircraft type aircraft. Back-up aircraft is required to be on the ramp within (4) four hours. Subcontractor does not have authorization to cancel any flights. Circumstances preventing Subcontractor from meeting Government approved flight schedule must be coordinated with the primary contractor, CSC, and the Government prior to cancellation.

e.	The Subcontractor will be entitled to an Award Fee when it is determined they have met all scheduled departures. This determination and the methodology for determining award will be consistent with meeting established measures of merit penalties within the CSC self assessment plan. The maximum award fee that may be earned by period is as follows:

[*]

f.	Earned award fee will be determined semi-annually and will dependent upon the Government’s rating of the CSC AUTEC Team’s performance as well as an independent assessment by CSC of the subcontractor’s performance over the preceding six months of the performance period. The available award fee pool for each rating period will, unless otherwise specified, be equal to one-sixth of the maximum award fee pool set forth for the performance period. The determination of the amount of award fee distributed shall take into consideration the Governments percentage performance rating for the entire AUTEC Team as well as an independent CSC assessment. The available award fee for each period is set forth below:

[*]

g.	This Agreement will be changed by unilateral modification, executed by the Contract Manager, when the award fee, if any, has been determined by the Fee Determination Official. The modification shall set forth the amount of the fee awarded for the performance period evaluated. On receipt of the Agreement modification, the Seller may submit a public voucher for payment of the award fee earned for the period evaluated.
Subcontract Number 05-C-1277-03
Gulfstream International Airlines, Inc.

PART III — GOVERNMENT PROVISIONS
The following Federal Acquisition Regulations (FARs) and agency FAR Supplement clauses are incorporated herein by reference and made a part hereof. The FAR and FAR Supplement clauses are the versions in effect as of the date of the prime contract. Except as may be expressly otherwise provided below in each of such clauses, “Contractor” shall mean “Seller”; “Subcontractor” shall mean “Seller’s subcontractor”; and “Contract” shall mean this “Agreement.” “Contracting Officer” shall mean the Contracting Officer of the Government prime contract unless otherwise specified.
A. FAR Clauses Incorporated by Reference (applicable to all agreements)

Reference	Title

52.219-8	Utilization of Small Business concerns

52.222-26	Equal Employment Opportunity

52.222-35	Equal Opportunity for Special Disabled Veterans of the Vietnam Era and Other Eligible Veterans

52.222-36	Affirmative Action for Workers with Disabilities

52.247-64	Preference for Privately Owned U.S-Flag Commercial Vessels

52.249-2	Termination for Convenience of the Government (Fixed Price)

52.249-14	Excusable Delays
B. DOD FAR Supplement Clauses Incorporated by Reference (applicable to agreements issued under a DoD prime contract)

Reference	Title

*C. *[Agency] Far Supplement Clauses Incorporated by Reference
The following Clauses also apply to this subcontract:

Reference	Title

Subcontract Number 05-C-1277-03
Gulfstream International Airlines, Inc.

PART IV — SUPPLEMENTAL TERMS
The following additional clauses are incorporated in this Agreement:
1. INCORPORATION OF SELLER’S PROPOSAL
Seller’s proposal with all revisions, in response to CSC’s Request for Proposal of 20 December 2005 including all revisions, modifications and as subsequently negotiated are hereby incorporated into this Subcontract by reference.
Subcontract Number 05-C-1277-03
Gulfstream International Airlines, Inc.

PART V — STATEMENT OF WORK/SPECIFICATION
Computer Science Corporation (CSC) is entering into a Fixed Price – Award Fee agreement with a Gulfstream International Airlines, Inc to provide air shuttle transportation for the Atlantic Undersea Test and Evaluation Center (AUTEC), a U.S. Navy Major Range and Test Facility Base, at Andros Island and West Palm Beach, Florida Headquarters.
This service requires not less than 15 scheduled flights and occasional additional flights transporting personnel and cargo between Andros Town Airport (Fresh Creek) Andros Island, Bahamas, and the AUTEC terminal at Palm Beach International Airport (PBIA) at 1624 Perimeter road adjacent to the Customs and Immigration building on the south side of the airport. Flights transport personnel, baggage, cargo, mail, produce, dairy products, meats, classified material, medical diagnostic specimens, and material as directed on scheduled daily flights. Periodic priority cargo only flights and hazmat flights are scheduled with prior approval. Flights are also required on occasion between PBIA and New Providence (Nassau) and between Fresh Creek and Nassau
Applicable Documents
1.	Federal Aviation Regulation (FAR) Parts, 1, 23, 25, 61, 91, 121 and 135

2.	32 Code of Federal Regulations (CFR); Part 861. Department of Defense Commercial Air Carrier Quality and Safety Review Program

3.	49 Code of Federal Regulations (CFR); Part 830. Notification and Reporting of Aircraft Accidents or Incidents and Overdue Aircraft, Preservation of Aircraft Wreckage, Mail, Cargo, and Records

4.	49 Code of Federal Regulations (CFR); Part 100-185 Hazmat carriage by air
Requirements
1.	Gulfstream International Airlines, Inc, shall provide regular Air Shuttle service between Andros Island, Bahamas, Andros Town Airport, and the AUTEC Terminal on the south side of the Palm Beach International Airport (PBI). The air service must be FAR 121, or 135 and DOD Air Mobility Command (AMC) 32 CFR Part 861 certified.
2.	Gulfstream International Airlines shall provide occasional flights to New Providence Nassau Bahamas (MYAF) and Great Harbor Bahamas and other islands from Fresh Creek.
3.	Gulfstream International Airlines shall provide aircraft utilized for the Andros/West Palm Beach service with, as a minimum, the following specifications:
•	19 available passenger seats

•	4,400 pounds of total payload

•	Meets current installed equipment requirements as per FAR 121/135

•	Meets all applicable manufactures service bulletins

•	Meets all FAA AD note requirements
Subcontract Number 05-C-1277-03
Gulfstream International Airlines, Inc.

•	Able to operate for take off, at maximum certified take off weight for the aircraft type, at 35 degrees Celsius from a runway length of 4300 feet

•	Must be able to land on a useable runway length of 4300 feet at 35 degrees Celsius at maximum certified landing gross weight

•	Meets aircraft, engine and propeller manufactures requirements for life limits and or overhaul requirements

•	Pressurized cabin and functioning air-conditioning

•	Color weather radar

•	IFR approved GPS

•	Stand up cabin

•	FAA certified and approved for day and night, VFR, and IFR operations

•	Able to augment emergency evacuation in configuration using the AUTEC FAA approved medical equipment for AUTEC personnel when accompanied by a medical certified AUTEC Physician, Nurse or EMT/Paramedic — this includes the ability to reconfigure the aircraft on Andros Island to accept AUTEC FAA approved medical equipment

•	Able to reconfigure the aircraft to a 17,15, or 13 passenger interior with proper cargo restraint for the increased cargo area

•	Capable to provide hazmat-only flights or priority cargo flights on an as required basis
4.	Ability to transfer classified cargo by accommodating security requirements of AUTEC couriers — Gulfstream pilots are not required to have specific security clearances, nor are they responsible for classified documents or cargo.
5.	Gulfstream International Airlines shall be responsible for obtaining all required landing rights, clearances and paying any applicable landing fees.
6.	Gulfstream International Airlines will be responsible for all weight and balance calculations for each flight.
7.	Gulfstream International Airlines will present a clean, well-maintained aircraft and trained flight crew at the AUTEC PBI Terminal Ramp and the Andros Town Airport Ramp at least 30 minutes before scheduled departure.
8.	All pilots must be US Citizens and have a valid US Driver’s License, and comply with the requirements of Federal Aviation Regulations Part 61.
9.	Gulfstream will be responsible for filing inbound and outbound General Declarations and Cargo manifests. All cargo must be manifested 24 hours in advance.
10.	Gulfstream will provide the same lost luggage insurance as provided on its commercial flight.
11.	Gulfstream shall maintain all required licenses and certifications needed to operate this service
Subcontract Number 05-C-1277-03
Gulfstream International Airlines, Inc.

12.	When conditions exist that preclude Gulfstream from operating at near passenger capacity and when aircraft that are equipped with anti-skid are not available, Gulfstream will provide other suitable aircraft with the ability to land safely on Andros with the designated cargo. This service will be at no additional cost.
Workload Factors
1.	Gulfstream International Airlines shall adhere to a Government furnished flight schedule currently consisting of 15 round trips per week to Andros Town. One round trip on Saturdays from Andros Town to Nassau departs early in the day and returns late in the day. Daily flight scheduled arrivals and departures are subject to change to meet customer demand.
2.	Flights from Andros Island to Great Harbor and other islands occur approximately four (4) times per year.
3.	The total number of passengers currently traveling daily between Palm Beach International and Andros Island Airport is estimated to vary between 20 and 120 with an average of 70 one-way passenger trips per day. Only passengers manifested by AUTEC will be carried.
4.	The average amount of cargo (baggage, mail, newspapers, and other high priority items) to be air-transported monthly between PBI and Andros Town is estimated to vary between 40,000 and 120,000 pounds. The average (per flight) cargo weight from PBI to Andros Town is 600 pounds, and from Andros Town to PBI is 250 pounds.
5.	It is estimated that an average of four (4) added personnel or cargo-only flights (2,000 to 4,000 pounds) will be required each month, with a peak of five (5) in any one month.
Subcontract Number 05-C-1277-03
Gulfstream International Airlines, Inc.

PART VI — ATTACHMENTS
The following documents are attached to and incorporated in this Agreement:
1. Nondisclosure Agreement
2. Seller’s Representations and Certifications
3. CSC Code of Ethics (may be replaced with the Seller’s own code, if comparable)
Subcontract Number 05-C-1277-03
Gulfstream International Airlines, Inc.

SUBCONTRACT MODIFICATION
BETWEEN

CSC Applied Technologies LLC	Gulfstream International Airlines, Inc
PO Box 921001	3201 Griffin Road, 4th Floor,
Ft Worth, TX 76121	Ft. Lauderdale, Fl 33312
Attention: Kay Diekemper	Attn: Mr. David F. Hackett
PRIME CONTRACT NUMBER: N66604-05-C-1277

SUBCONTRACT:	05-C-1277-03
MODIFICATION NO:	03
EFFECTIVE DATE:	November 16, 2006
This modification is issued to revise Part III Government Provisions:
The following clause is added:
FAR 52.251-1 Government Supply Sources

CSC Applied Technologies LLC		Gulfstream International Airlines

BY:	/s/ Kay S. Kiekemper	BY:	/s/ Thomas P. Cooper

TITLE: Senior Contracts Manager		TITLE: Sr. V.P. Legal Affairs

DATE: November 8, 2006		Date: 11/21/ 06
10/97

SUBCONTRACT MODIFICATION
BETWEEN

CSC Applied Technologies LLC	Gulfstream International Airlines, Inc
PO Box 921001	3201 Griffin Road, 4th Floor,
Ft Worth, TX 76121	Ft. Lauderdale, Fl 33312
Attention: Kay Diekemper	Attn: Mr. David F. Hackett
PRIME CONTRACT NUMBER: N66604-05-C-1277

SUBCONTRACT:	05-C-1277-03
MODIFICATION NO:	01
EFFECTIVE DATE:	April 7, 2006
This supplemental agreement modifies the referenced subcontract as set forth below:
1.	The total subcontract value and funding limitation are corrected to read as follows:

[*]

2.	Part 1, Article 1 – the following changes/corrections are made:
a.	Paragraph a. – [*]

b.	Paragraph c. Second sentence is changed to read: Gulfstream will provide other suitable aircraft with the ability to land safely on Andros island with the designated cargo.
3.	Part 1, Article 4 – The title is corrected to read “PURCHASE / LEASE OF BEECHCRAFT 1900D

4.	Part 1, Article 6 – [*]

5.	Part II, Article 27 – first line: The word “seasonably” is corrected to read “reasonably”.

6.	Part II, Article 29, paragraph a. Correct the word “AFHIS” to “APHIS”.

7.	Page 21 – Correct the Title to read: “Part IV – Supplemental Provisions”
All other terms and conditions of this subcontract remain unchanged and in full force and effect.

CSC Applied Technologies LLC		Gulfstream International Airlines, Inc

BY:	/s/ Kay S. Diekemper	By:	/s/ David F. Hackett

TITLE: Senior Contracts Manager		TITLE: President

DATE: 4-7-06		DATE: 4-7-06
10/97

SUBCONTRACT MODIFICATION
BETWEEN

CSC Applied Technologies LLC	Gulfstream International Airlines, Inc
PO Box 921001	3201 Griffin Road, 4th Floor,
Ft Worth, TX 76121	Ft. Lauderdale, Fl 33312
Attention: Kay Diekemper	Attn: Mr. David F. Hackett
PRIME CONTRACT NUMBER: N66604-05-C-1277

SUBCONTRACT:	05-C-1277-03
MODIFICATION NO:	02
EFFECTIVE DATE:	November 6, 2006
In accordance with Part II, Article 30, this modification specifies earned award fee for the following period.
[*]
The contractor may invoice the amounts specified above upon receipt of this modification. All other terms and conditions of this subcontract remain unchanged and in full force and effect.
CSC Applied Technologies LLC

BY:	/s/ Kay S. Diekemper

TITLE: Senior Contracts Manager

DATE: November 8, 2006

BETWEEN

CSC Applied Technologies LLC	Gulfstream International Airlines, Inc
PO Box 921001	3201 Griffin Road, 4th Floor,
Ft Worth, TX 76121	Ft. Lauderdale, Fl 33312
Attention: Kay Diekemper	Attn: Mr. David F. Hackett
PRIME CONTRACT NUMBER: N66604-05-C-1277

SUBCONTRACT:	05-C-1277-03
MODIFICATION NO:	01
EFFECTIVE DATE:	April 7, 2006
This supplemental agreement modifies the referenced subcontract as set forth below:
1.	The total subcontract value and funding limitation are corrected to read as follows:

[*]

2.	Part 1, Article 1 – the following changes/corrections are made:
a.	Paragraph a. – [*]

b.	Paragraph c. Second sentence is changed to read: Gulfstream will provide other suitable aircraft with the ability to land safely on Andros Island with the designated cargo.
3.	Part 1, Article 4 – The title is corrected to read “PURCHASE / LEASE OF BEECHCRAFT 1900D

4.	Part 1, Article 8 – [*].

5.	Part II, Article 27 – first line: The word “seasonably” is corrected to read “reasonably”.

6.	Part II, Article 29, paragraph a. Correct the word “AFHIS” to “APHIS”.

7.	Page 21 – Correct the Title to read: “Part IV – Supplemental Provisions”
All other terms and conditions of this subcontract remain unchanged and in full force and effect.

CSC Applied Technologies LLC		Gulfstream International Airlines, Inc

BY:	/s/ Kay S. Diekemper	By:	/s/ David F. Hackett

TITLE: Senior Contracts Manager		TITLE: President

DATE: 4-7-06		DATE: 4-7-06